Exhibit 99.2

Carpenter Technology Corporation

Supplemental Information

(Unaudited)

($ in millions)	Three Months Ended
	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010
Net Sales
Specialty Alloys Operations	$335.8	$408.2	$400.1	$325.8	$297.1
Performance Engineered Products	84.2	82.3	71.4	45.4	49.1
Other	10.2	10.2	10.0	9.2	9.3
Intersegment	(16.1)	(17.1)	(17.3)	(4.8)	(3.8)

Net sales	$414.1	$483.6	$464.2	$375.6	$351.7

Net Sales Excluding Surcharge Revenues
Specialty Alloys Operations	$236.5	$276.0	$275.7	$228.4	$210.3
Performance Engineered Products	83.0	81.2	69.7	44.3	48.0
Other	10.2	10.2	10.0	9.2	9.3
Intersegment	(16.1)	(15.0)	(17.4)	(4.9)	(3.9)

Net sales excluding surcharge revenues	$313.6	$352.4	$338.0	$277.0	$263.7

	Year Ended June 30,
	2011	2010
Net Sales
Specialty Alloys Operations	$1,431.3	$1,017.6
Performance Engineered Products	248.3	157.7
Other	38.7	32.6
Intersegment	(43.2)	(9.3)

Net sales	$1,675.1	$1,198.6

Net Sales Excluding Surcharge Revenues
Specialty Alloys Operations	$990.4	$742.7
Performance Engineered Products	243.2	155.6
Other	38.7	32.6
Intersegment	(41.2)	(9.2)

Net sales excluding surcharge revenues	$1,231.1	$921.7